As filed with the Securities and Exchange Commission on May 24, 2001
                                                     Registration No. 333-_____

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                     FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      NORTHEAST PENNSYLVANIA FINANCIAL CORP.
  (exact name of registrant as specified in its certificate of incorporation)

        DELAWARE                                        06-1504091
(state or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)

                                12 E. Broad Street
                           Hazleton, Pennsylvania 18201
                                  (570) 459-3700
                    (Address, including zip code, and telephone
    number, including area code, of registrant's principal executive offices)

                      NORTHEAST PENNSYLVANIA FINANCIAL CORP.
                              2000 STOCK OPTION PLAN

                     SECURITY OF PENNSYLVANIA FINANCIAL CORP.
                         1999 STOCK-BASED INCENTIVE PLAN1
              (as assumed by Northeast Pennsylvania Financial Corp.)

                            (Full Titles of the Plans)
                    -------------------------------------------


E. Lee Beard                                     Copies to:
President and Chief Executive Officer            Thomas J. Haggerty,  Esq.
Northeast Pennsylvania Financial Corp.           Thomas P. Hutton, Esq.
12 E. Broad Street                               Muldoon Murphy & Faucette LLP
Hazleton, Pennsylvania 18201                     5101 Wisconsin Avenue, N.W.
(570) 459-3700                                   Washington, DC 20016
(Name, address, including zip code, and          (202) 362-0840
telephone number, including area code,
of agent for service)

    Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
                   Act of 1933, check the following box. / X /
                                                         ----

=======================================================================================================
   Title of each Class of      Amount to be    Proposed Offering    Estimated Aggregate    Registration
Securities to be Registered    Registered(1)    Price Per Share        Offering Price           Fee
---------------------------    -------------   -----------------    -------------------    ------------
     Common Stock                173,624
    $.01 Par Value              Shares (2)         $12.1254 (3)           $2,105,261
----------------------         ------------       --------------          ------------
     Common Stock                  6,432
    $.01 Par Value              Shares (4)           $ 5.71 (5)              $36,727
----------------------         ------------       --------------          ------------
     Common Stock                 32,808
    $.01 Par Value              Shares (6)          $12.135 (7)             $398,125           $636
=======================================================================================================

(1)Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Northeast Pennsylvania Financial Corp. 2000
   Stock Option Plan (the "Northeast Option Plan") and the Security of Pennsylvania Financial Corp.
   1999 Stock-Based Incentive Plan (the "Security Incentive Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Northeast pursuant to
   17 C.F.R. ss. 230.416(a).
(2)Represents the total number of shares currently reserved or available for issuance upon the exercise of stock options granted or to be granted under the Northeast Option Plan.
(3)Represents the weighted average price determined by the average exercise price of $12.11 per share, at which options for 66,987 shares under the Northeast Option Plan have been granted to date and the average of the high and low prices of $12.135 reported in the American Stock Exchange consolidated reporting system on May 17, 2001 for 106,637 shares for which options have not yet been granted under the Northeast Option Plan.
(4)Represents the shares of common stock currently reserved or available for issuance upon the exercise of options pursuant to the Security Incentive Plan.  In connection with its acquisition of Security of Pennsylvania Financial Corp. ("Security"), Northeast Pennsylvania Financial Corp. assumed Security's obligations under the Securities Incentive Plan.
(5)Represents the adjusted average exercise price for outstanding stock options granted under the Security
   Incentive Plan.
(6)Represents the shares of common stock which may be sold from time to time by or for the account of selling stockholders who have exercised options granted under the Security Incentive Plan.
(7)Calculated pursuant to Rule 457(c) based on the average of the high and low prices reported in the
   American Stock Exchange consolidated reporting system on May 17, 2001.

This Registration Statement shall become effective immediately upon filing in accordance with Section 8(a) of the Securities Act of 1933, as amended (the "Securities Act"), and 17 C.F.R. ss.230.462.

Number of Pages 35
Exhibit Index begins on Page 17

NORTHEAST PENNSYLVANIA FINANCIAL CORP.

PART I.   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                               EXPLANATORY NOTE
                               ----------------

      This registration statement registers shares of common stock, par value $0.01 per share, of Northeast Pennsylvania Financial Corp. that may be issued and sold pursuant to the Northeast Pennsylvania Financial Corp. 2000 Stock Option Plan and the Security of Pennsylvania Financial Corp. 1999 Stock-Based Incentive Plan. Effective November 10, 2000, Northeast acquired Security and succeeded to and assumed the obligations of Security under the Security Incentive Plan. The shares of Security common stock to be issued under the Security Incentive Plan were converted into shares of Northeast common stock pursuant to the Agreement and Plan of Merger dated June 2, 2000. In addition, this registration statement registers for resale shares of Northeast stock acquired upon the exercise of options granted under the Security Incentive Plan by the identified selling stockholders.

      This registration statement contains two parts. The first part, in accordance with the Instructions of the General Instructions to Form S-8, contains a prospectus prepared in accordance with Part 1 of Form S-3, which covers reoffers and resales of the shares of common stock issued to the selling stockholders pursuant to the Security Incentive Plan. The second part contains information required pursuant to Part II of Form S-8. Pursuant to Part I of Form S-8, the plan information regarding the Northeast Option Plan and the Security Incentive Plan specified by Part I of Form S-8, need not be filed with the SEC.

                              REOFFER PROSPECTUS

                      NORTHEAST PENNSYLVANIA FINANCIAL CORP.
                              12 E. Broad Street
                         Hazleton, Pennsylvania  18201
                                (570) 459-3700

                         32,808 Shares of Common Stock


      The shares of common stock covered by this reoffer prospectus may be offered and sold to the public by the selling stockholders identified in this prospectus. Those selling stockholders acquired the shares through the exercise of stock options.

      The common stock is listed on the American Stock Exchange under the symbol "NEP." On May 17, 2001, the closing price of a share of the common stock on the American Stock Exchange was $12.12 per share. The selling stockholders may sell their shares from time to time, directly or indirectly, in one or more transactions, on the American Stock Exchange or on any other stock exchange or market on which the shares may be traded at the time of sale, in privately negotiated transactions, or through a combination of those methods. Sales may be made at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

      The shares are "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act"), before their sale under this prospectus. This reoffer prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the selling stockholders to the public without restriction. The selling stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Those brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of the shares, or both (which compensation as to a particular broker or dealer may be in excess of customary commissions). In connection with stock sales, the selling stockholders and any participating broker or dealer may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. The Company will not receive any proceeds from the sale of the shares by the selling stockholders.

      For a discussion of certain risk factors that should be considered by each prospective investor, see "Risk Factors" beginning on page 4.

                     -------------------------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                     -------------------------------------

      The date of this Reoffer Prospectus is May 24, 2001

                               TABLE OF CONTENTS

Additional Information.....................................................2
Incorporation of Certain Documents By Reference............................3
Risk Factors...............................................................4
Use of Proceeds............................................................5
Selling Stockholders.......................................................5
Plan of Distribution.......................................................6
Legal Matters..............................................................6
Experts....................................................................7

                     -------------------------------------

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS REOFFER PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT WHICH IS CONTAINED IN OR INCORPORATED BY REFERENCE TO THIS REOFFER PROSPECTUS. THE SELLING STOCKHOLDERS ARE OFFERING TO SELL SHARES OF COMMON STOCK AND SEEKING OFFERS TO BUY SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS REOFFER PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS REOFFER PROSPECTUS OR, IN THE CASE OF INFORMATION INCORPORATED HEREIN BY REFERENCE, SUCH LATER DATE AS THE DATE OF SUCH INFORMATION, REGARDLESS OF THE TIME OF DELIVERY OF THIS REOFFER PROSPECTUS OR OF ANY SALE OF THE COMMON STOCK.

                            ADDITIONAL INFORMATION
                            ----------------------

      The Company has filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act with respect to the shares of common stock offered hereby. This reoffer prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to the Company and the common stock offered hereby, reference is made to the registration statement and the exhibits thereto. Statements contained in this reoffer prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of such contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each such statement being qualified in all respects by such reference. The Company also is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the SEC.

       The registration statement, including exhibits, and the reports and other information filed by the Company under the Exchange Act can be inspected without charge at the public reference facilities maintained by the SEC at its principal office at 450 Fifth Street, N.W., Room 1024, Washington, D.C., 20549, and at the Regional Offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from such offices at fees prescribed by the SEC. The public may obtain information on the operation of those public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of this site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
                -----------------------------------------------

      Upon either written or oral request, any person receiving a copy of this reoffer prospectus may obtain from the Company, without charge, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to: Megan Kennedy, Northeast Pennsylvania Financial Corp., 12 E. Broad Street, Hazleton, Pennsylvania 18201, or by telephone to (570) 459-3797.

      The following documents filed or to be filed by the Company with the SEC are incorporated herein by reference:

      (a) The Registrant's Annual Report on Form 10-K (SEC File No. 1-13793) for the fiscal year ended September 30, 2000, which includes the consolidated statements of financial condition of the Company and subsidiary as of September 30, 2000 and 1999, and the related consolidated statements of operations, comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended September 30, 2000, together with the related notes and report of KPMG LLP, independent certified public accountants filed with the SEC on December 21, 2000.

      (b) The Quarterly Report on Form 10-Q (SEC File No. 1-13793) filed by the Company for the fiscal quarter ended March 31, 2001, filed with the SEC on May 11, 2001.

      (c) The Quarterly Report on Form 10-Q (SEC File No. 1-13793) filed by the Company for the fiscal quarter ended December 31, 2000, filed with the SEC on February 14, 2001.

      (d) The Current Reports on Form 8-K (File No. 1-13793) filed by the Company with the SEC on November 1, 2000, November 21, 2000 and January 24, 2001.

      (e) The description of the common stock of the Company contained in its Registration Statement on Form S-1, as amended (SEC File No. 333-43281), initially filed with the SEC on December 24, 1997 and declared effective on February 12, 1998.

      (f )  All documents filed by the Company pursuant to Sections 13(a) and
(c), 14 or 15(d) of the Securities Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Any statement contained in this reoffer prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

                                 RISK FACTORS
                                 ------------

      You should carefully consider the following risks before making an investment decision.

Our Ability to Pay Dividends is Subject to Regulatory Restriction.
-----------------------------------------------------------------

      Our primary source of income is from the operations of our subsidiary, First Federal Bank, a federal savings bank. The Bank is subject to extensive regulation by the Office of Thrift Supervision, its chartering agency, and the Federal Deposit Insurance Corporation as its deposit insurer. The Bank is not permitted to pay dividends on its capital stock or repurchase shares of its stock if such a dividend or repurchase would be prohibited under the rules and regulations of the OTS or the FDIC.

      Unlike the Bank, the Company currently is not subject to banking regulatory restrictions on the payment of dividends to its stockholders. However, the source of any dividends may be dependent in significant part upon dividends from the Bank. The Company is subject to the requirements of Delaware law, which generally limits dividends to an amount equal to the excess of the net assets of the Company (the amount by which total assets exceed total liabilities) over its statutory capital or, if there is no such excess, to its net profits for the current and/or immediately preceding fiscal year. In order to pay cash dividends, the Company must have available cash either from borrowings by the Company, dividends received from the Bank or earnings on the Company's assets. No assurances can be given that any dividends, either regular or special, will be declared or paid, what the amounts of the dividends will be or whether they will continue uninterrupted into the future.

Anti-Takeover Provisions Could Prevent or Delay a Change in Control.
-------------------------------------------------------------------

      PROVISIONS IN THE COMPANY'S AND THE BANK'S GOVERNING INSTRUMENTS. Certain provisions of the Company's certificate of incorporation and bylaws, including a provision limiting voting rights of beneficial owners of more than 10% of the common stock, and the Bank's stock charter and bylaws, as well as certain federal regulations, could prevent or delay a change in control, even if stockholders desired that change. These provisions provide for, among other things, classified boards of directors with staggered terms of office, restrictions on the calling of special meetings, a fair price for certain business combinations, certain supermajority voting requirements and certain advance notice requirements. Among other things, the Company's certificate of incorporation provides for a supermajority vote of 80% of the outstanding shares of voting stock for (i) the removal of a director prior to the expiration of his term for cause; (ii) certain business combinations, including mergers, consolidations and sales of 25% or more of the assets of the Company involving an Interested Stockholder (as defined therein); (iii) amendment of certain portions of the certificate of incorporation; and (iv) amendment of the bylaws by stockholder vote.

      STATUTORY AND REGULATORY PROVISIONS. OTS restrictions and requirements applicable to persons seeking to acquire control of the Company may prevent or hinder takeover attempts that certain stockholders deem to be in their interest and may tend to perpetuate existing management.

      PROVISIONS OF REMUNERATION PLANS AND AGREEMENTS. Employment agreements and special termination agreements between the Company and the Bank and certain management officials, the employee severance compensation plan and certain provisions of the Company's stock option plans provide for benefits and/or cash payments or the acceleration of benefits in the event of a change in control of the Company or the Bank. These provisions may have the effect of increasing the cost of, and thereby discouraging, a future attempt to acquire control of the Company or the Bank.

Financial Institution Legislation and Regulation
------------------------------------------------

      The Bank is subject to extensive regulation, supervision and examination by the OTS, as its chartering authority and primary federal regulator, and by the FDIC, which insures its deposits up to applicable limits. Such regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in the regulatory structure or the applicable statutes or regulations, whether by the OTS, the FDIC or the Congress could have a material impact on the Bank and its operations.

Potential Impact of Changes in Interest Rates and in Economic Conditions
------------------------------------------------------------------------
Generally
---------

      The Bank's, and thus the Company's profitability is dependent to a large extent upon the Bank's net interest income, which is the difference between its interest income on interest-earning assets, such as loans and investments, and its interest expense on interest-bearing liabilities, such as deposits and other borrowings. The Bank, like most savings institutions, will continue to be affected by general changes in levels of interest rates and other economic factors beyond its control. The Bank's profitability also is significantly impacted by the demand for its loan products and financial services, competition, and changes in the quality or composition of its loan and investment portfolios.

Volatility of Our Stock Price Could Adversely Affect Our Stockholders
---------------------------------------------------------------------

      The stock market has experienced significant price and volume fluctuations and the market prices of securities. Investors may not be able to resell their shares at or above the price at which they bought them.

                                USE OF PROCEEDS
                                ---------------

      The Company will not receive any proceeds from the sale of the shares of common stock which may be sold pursuant to this reoffer prospectus for the respective accounts of the selling stockholders. All proceeds, net of brokerage commissions, if any, will be received by the selling stockholders. See "Selling Stockholders" and "Plan of Distribution."

                             SELLING STOCKHOLDERS
                             --------------------

      The shares of common stock covered by this reoffer prospectus are being registered for reoffers and resales by the selling stockholders identified below. The selling stockholders may resell all, a portion, or none of the shares that they acquired or may acquire.

      The following table identifies the selling stockholders, any position they hold with the Company, the number of shares of common stock known by the Company to be beneficially owned by them as of the date hereof, the number of shares covered by this reoffer prospectus, and the amount (and if one percent or more, the percentage of the class) of common stock to be owned by such selling stockholder if such selling stockholder were to sell all of the shares of common stock covered by this reoffer prospectus.



                                                                Number of Shares       Number of Shares         Number of Shares
                                                               Beneficially Owned      Covered by this             to be Held
Selling Stockholder  Position                                  as of May __, 2001         Prospectus            After Offering 1
-------------------- ---------------------------------         ------------------     -------------------      ------------------

Frederick Barletta   Director of First Federa1 Bank                  13,336                 10,936                   2,400
John Raynock         Director of Northeast                           10,936                 10,936                       0
                     Pennsylvania Trust Co.
George Hayden        Director of First Federa1 Bank                  15,936                 10,936                   5,000

---------------------
(1) This assumes that no additional shares are purchased or sold by the selling stockholder.

                          PLAN OF DISTRIBUTION
                          --------------------

      Shares offered by this reoffer prospectus may be sold from time to time directly by or on behalf of the selling stockholders in one or more transactions on the American Stock Exchange or on any other stock exchange or market on which the common stock may be traded at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The selling stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of the shares or both (which compensation as to a particular broker or dealer may be in excess of customary commissions).

      In connection with such sales, the selling stockholders and any participating broker or dealer may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

      In order to comply with certain state securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of shares must also be made by the selling stockholders in compliance with all other applicable state securities laws and regulations.

      In addition to any shares sold hereunder, selling stockholders may, at the same time, sell any shares of common stock, including the shares owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus.

      There can be no assurance that any of the selling stockholders will sell any or all of the shares offered by them hereby.

      The Company will pay all expenses of the registration of the shares and will not receive any proceeds from the sale of any shares by the selling stockholders.

      The Company has notified the selling stockholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

                                 LEGAL MATTERS
                                 -------------

      The validity of the shares being offered hereby has been passed upon for the Company by Muldoon Murphy & Faucette LLP, Washington, D.C.

                                    EXPERTS
                                    -------

      The consolidated financial statements of Northeast Pennsylvania Financial Corp. and subsidiaries as of December 31, 2000 and 1999, and for the years in the three-year period ended December 31, 2000, as included in our 2000 Annual Report on Form 10-K, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon their authority as experts in accounting and auditing.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

      (a) The Annual Report on Form 10-K filed by the Registrant for the fiscal year ended September 30, 2000 with the SEC (File No. 1-13793) on December 21, 2000, which includes the consolidated statements of financial condition of Northeast Pennsylvania Financial Corp. and subsidiaries as of September 30, 2000 and 1999 and the related consolidated statements of operations, comprehensive income, changes in equity, and cash flows for each of the years in the three year period ended September 30, 2000, together with the related notes and report of KPMG LLP, independent certified public accountants.

      (b) The Quarterly Report on Form 10-Q (File No. 1-13793) filed by the Registrant for the fiscal quarter ended March 31, 2000, filed with the SEC on May 14, 2001.

      (c) The Quarterly Report on Form 10-Q (SEC File No. 1-13793) filed by the Company for the fiscal quarter ended Decemer 31, 2000, filed with the SEC on February 14, 2001.

      (d) The Current Reports on Form 8-K (File No. 1-13793) filed by the Registrant with the SEC on November 1, 2000, November 21, 2000 and January 24, 2001.

      (e) The description of the Registrant's Common Stock contained in its Form S-1 (SEC File No. 333-43281), as amended, filed with the SEC on December 24, 1997 and declared effective on February 12, 1998.

      (f) All documents filed by the Registrant pursuant to Sections 13(a) and (c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

      Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

      The common stock to be offered pursuant to the Plans has been registered pursuant to Section 12 of the Exchange Act. Accordingly, a description of the common stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.

      The validity of the Common Stock offered hereby has been passed upon the Registrant by Muldoon Murphy & Faucette LLP, Washington, DC.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

      Any such indemnification and advancement of expenses provided under
Section 145 shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators.

      Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

      The Registrant has also entered into employment agreements with certain executive officers, which agreements require that the Registrant maintain a directors' and officers' liability policy for the benefit of such officers and that the Registrant will indemnify such officers and their heirs to the fullest extent permitted by law.

      In addition, pursuant to the Merger Agreement, the Registrant has agreed to indemnify and hold harmless each director and officer of Security or any of its subsidiaries, with respect to matters existing or occurring at or prior to the effective time of the Merger, whether asserted or claimed prior to, at or after the effective time. The Registrant has also agreed in the Merger Agreement to maintain, for a period of three years following the effective time of the Merger, the directors' and officers' liability insurance coverage maintained by Security (or substantially equivalent coverage under substitute policies) with respect to any claims arising out of any actions or omissions occurring at or prior to the effective time of the Merger.

      In accordance with the DGCL (being Chapter 1 of Title 8 of the Delaware
Code), Articles 10 and 11 of the Registrant's Certificate of Incorporation provide as follows:

      TENTH:

            A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgment, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

            B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter and "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

            C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

            D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

            E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

            F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

      ELEVENTH:

            A. Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders;
      (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

            Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

      The shares of common stock to be reoffered by the selling stockholders were sold to the selling stockholders in reliance upon section 4(2) of the Securities Act of 1933. Two of the selling stockholders are directors of the Registrant and the third is a director of the trust company subsidiary of the Registrant.

ITEM 8.   LIST OF EXHIBITS

      The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K):

      5 Opinion of Muldoon Murphy & Faucette LLP, Washington, DC, as to the legality of the common stock registered hereby.

      10.1 Security of Pennsylvania Financial Corp. 1999 Stock-Based Incentive Plan, as assumed by Northeast Pennsylvania Financial Corp.

      10.2     Northeast Pennsylvania Financial Corp. 2000 Stock Option Plan.1

      23.1 Consent of Muldoon Murphy & Faucette LLP (contained in the opinion included as Exhibit 5).

      23.2     Consent of KPMG LLP.

      24       Power of Attorney is located on the signature pages.

--------------------------

1   Incorporated herein by reference to Appendix B of the Proxy Statement filed by the Registrant with the SEC (SEC File No. 1-13793) on December 17, 1999.

ITEM 9.   UNDERTAKINGS

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

            (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities registered that remain unsold at the termination of the Offering.

      (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's or the Plan's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Northeast Pennsylvania Financial Corp. hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hazleton, State of Pennsylvania, on May 24, 2001.

                              NORTHEAST PENNSYLVANIA FINANCIAL CORP.



                              By: /s/ E. Lee Beard
                                  ------------------------------------------
                                  E. Lee Beard
                                  President and Chief Executive
                                  Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Ms. Beard) constitutes and appoints E. Lee Beard, and Ms. Beard constitutes and appoints Thomas L. Kennedy, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Name                               Title                         Date
    ----                               -----                         ----

/s/ E. Lee Beard            President and Chief Executive        May 24, 2001
-----------------------     Officer
E. Lee Beard                (principal executive officer)



/s/ Thomas L. Kennedy       Chairman of the Board of Directors   May 24, 2001
-----------------------
Thomas L. Kennedy



/s/ Patrick J. Owens        Senior Vice President and            May 24, 2001
-----------------------     Chief Financial Officer
Patrick J. Owens            (principal accounting and financial
                            officer)

/s/ William R. Davidson     Director                             May 24, 2001
-----------------------
William R. Davidson


/s/ Barbara M. Ecker        Director                             May 24, 2001
-----------------------
Barbara M. Ecker


/s/ Peter Haentjens, Jr.    Director                             May 24, 2001
-----------------------
R. Peter Haentjens, Jr.


/s/ William J. Spear        Director                             May 24, 2001
-----------------------
William J. Spear


/s/ Paul L. Conard          Director                             May 24, 2001
------------------------
Paul L. Conard


/s/ John P. Lavelle         Director                             May 24, 2001
------------------------
John P. Lavelle


/s/ Michael J. Leib         Director                             May 24, 2001
------------------------
Michael J. Leib


/s/ Joseph P. Schlitzer     Director                             May 24, 2001
------------------------
Joseph P. Schlitzer



                                 EXHIBIT INDEX

                                                                                               Sequentially
                                                                                                 Numbered
                                                                                                   Page
Exhibit No.  Description                                      Method of Filing                   Location
---------    -------------------------------------------      ------------------------------   ------------

    5        Opinion of Muldoon Murphy & Faucette LLP         Filed herewith.                       13

  10.1       Security of Pennsylvania Financial Corp.         Filed herewith.                       16
             1999 Stock-Based Incentive Plan

  10.2       Northeast Pennsylvania Financial Corp. 2000      Incorporated herein by                ---
             Stock Option Plan.                               reference to Appendix B of the
                                                              proxy statement filed by the
                                                              Registrant with the SEC (SEC
                                                              File No. 1-13793) on December
                                                              17, 1999.

  23.1       Consent of Muldoon Murphy & Faucette LLP         Contained in Exhibit 5 hereof.        ---

  23.2       Consent of KPMG LLP                              Filed herewith.                        30

   24        Power of Attorney                                Located on the signature page.          9

